UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On November 20, 2015, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (together, the “Underwriters”), for the sale of $350 million aggregate principal amount of the Company’s 3.800% Senior Notes due 2025 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-195927) filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2014 and declared effective on May 22, 2014. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, indemnification and contribution obligations and other customary terms and conditions. The Company sold the Notes to the Underwriters on November 25, 2015, and the Company received net proceeds, after expenses and the underwriting discount, of approximately $346.5 million.

The Notes are governed by and were issued pursuant to the terms of an indenture, dated as of July 20, 1994, as amended, supplemented and restated by a supplemental indenture, dated as of March 3, 1995 (as amended, supplemented and restated, the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented by a second supplemental indenture, dated as of November 25, 2015, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are unsecured obligations of the Company and rank equally and ratably with the Company’s existing and future unsecured and unsubordinated indebtedness. The Indenture contains a limitation on the Company’s ability to incur or guarantee indebtedness that is secured by a mortgage on any of its principal properties, subject to certain exceptions. The Indenture also limits the Company’s ability to enter into certain sale and leaseback transactions with respect to its principal properties. The Notes are a new issue of securities with no established trading market. The Company does not intend to apply for the listing of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The Notes will mature on November 25, 2025, unless earlier redeemed or repurchased by the Company. The Notes will bear interest at a rate of 3.800% per annum. The Company will pay interest on the Notes semi-annually in arrears on May 25 and November 25 of each year, beginning on May 25, 2016. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to August 25, 2025 (three months prior to the maturity date of the Notes), the Company has the option to redeem all or part of the Notes from time to time at a redemption price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the Second Supplemental Indenture) plus 25 basis points. In such event, the Company would also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date. At any time on or after August 25, 2025 (three months prior to the maturity date of the Notes), the Company may redeem the Notes, in whole or in part, at its option, at a redemption price, to be calculated by the Company, equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

In addition, upon a Change of Control Triggering Event (as defined in the Second Supplemental Indenture), the holders of the Notes may require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (unless the Company has exercised its right to redeem the Notes).

The Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s multi-year revolving credit facility described in its filings with the SEC. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company or its affiliates, including investment banking services, acting as trustee for other notes issued by the Company and acting as lenders under various loan facilities. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits hereto or otherwise on file with the Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indenture and the form of global note which is included in Exhibit 4.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

1.1	Underwriting Agreement, dated November 20, 2015, among Coca-Cola Bottling Co. Consolidated and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.	Filed herewith.

4.1	Second Supplemental Indenture, dated as of November 25, 2015, between Coca-Cola Bottling Co. Consolidated and The Bank of New York Mellon Trust Company, N.A., as trustee.	Filed herewith.

4.2	Form of 3.800% Senior Notes due 2025 (included in Exhibit 4.1).	Filed herewith.

5.1	Opinion of Moore & Van Allen PLLC.	Filed herewith.

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: November 25, 2015	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Earliest Event Reported: November 20, 2015	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

1.1	Underwriting Agreement, dated November 20, 2015, among Coca-Cola Bottling Co. Consolidated and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.	Filed herewith.

4.1	Second Supplemental Indenture, dated as of November 25, 2015, between Coca-Cola Bottling Co. Consolidated and The Bank of New York Mellon Trust Company, N.A., as trustee.	Filed herewith.

4.2	Form of 3.800% Senior Notes due 2025 (included in Exhibit 4.1).	Filed herewith.

5.1	Opinion of Moore & Van Allen PLLC.	Filed herewith.

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).	Filed herewith.